Exhibit 99.2

For Immediate Release

Contact:

Sandra Knell, CFO

408-782-6686 / sknell@coastdist.com

BOARD OF DIRECTORS OF THE COAST DISTRIBUTION SYSTEM, INC.

REJECTS UNSOLICITED ACQUISITION PROPOSAL FROM BELL INDUSTRIES, INC.

MORGAN HILL, Calif., May 16, 2006 — The Coast Distribution System, Inc. (AMEX: CRV) today announced that its Board of Directors has voted unanimously to reject a non-binding proposal from Bell Industries, Inc. to acquire Coast for $8.10 per share in cash.

Thomas R. McGuire, Chairman and Chief Executive Officer stated, “Our Board of Directors, with the assistance of its financial advisor, Seven Hills Partners, LLC, has reviewed Bell’s buyout proposal and, in conjunction with that review, also considered, once again, the strategic alternatives available to Coast. Our Board’s deliberations have only served to confirm once again its previous determinations: That Coast’s prospects as an independent company and, the enhanced value that the Board believes will accrue to our stockholders from remaining independent, are far superior to Bell’s proposal. As a result, in recognition and in furtherance of the Board’s obligation to advance the interests of Coast’s stockholders, the Board has unanimously rejected Bell’s proposal in its entirety, and sees no merit or purpose whatsoever in pursuing this matter further.”

Mr. McGuire added “Coast’s Board will vigorously oppose any efforts by Bell to take advantage of our stockholders. Our stockholders have been loyal to us and we intend to protect their interests to the fullest. Coast stockholders, and not Bell’s stockholders, rightly deserve the opportunity to reap the benefits of the efforts of our Board and management to build value through the implementation of a sound and increasingly successful business plan, which is generating increased revenue and profit growth at Coast despite the difficult conditions in the recreational products market.”

About The Coast Distribution System

The Coast Distribution System, Inc. (www.coastdistribution.com) is one of the leading suppliers of parts, accessories and supplies for recreational vehicles (RVs) and pleasure boats in the U.S. and Canada. Coast supplies its products to its 15,000 customers through 17 distribution centers throughout the U.S. and Canada. Coast is publicly traded on the American Stock Exchange under the ticker symbol CRV.

Cautionary Statements Regarding Forward-Looking Information

Statements in this news release regarding our expectations and beliefs about our future financial performance and trends in our markets are “forward-looking statements” as defined in the Private Securities Litigations Reform Act of 1995. Forward-looking statements often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” The forward-looking statements in this news release regarding our future financial performance are based on current information and, because our business is subject to a number of risks and uncertainties, actual operating results in the future may differ significantly from the future financial performance expected at the current time. Those risks and uncertainties may include, among others: Loss of confidence among consumers regarding economic conditions, which could adversely affect their willingness to purchase and use their RVs and boats and which, in turn, would affect their purchases of the products we sell; increases in interest rates which affect the availability and affordability of financing for RVs and boats; increases in the costs and shortages in the supply of gasoline which increase the costs of using, and the willingness and ability of consumers to use, RVs and boats; and unusually severe or extended winter weather conditions, which can reduce the usage of RVs and boats for periods extending beyond the ordinary winter months or to regions that ordinarily encounter milder winter weather conditions; possible increases in price competition within our markets that could reduce our margins and, therefore, our earnings; our practice of obtaining a number of our products from single manufacturing sources, which could lead to shortages in the supply of products to us in the event any single source supplier were to encounter production or other problems; and possible changes in supply relationships in our markets, which could lead to increased competition or to reductions in the number of products we are able to offer our customers. Certain of these risks and uncertainties, in addition to other risks, are more fully described in Item 1A, entitled “Risk Factors” of Part I of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as amended by Amendment No. 1 on Form 10-K/A. Readers of this news release are urged to review the discussion of those risks and uncertainties that are contained in that Report.

Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of today’s date, or to make predictions based solely on historical financial performance. We also disclaim any obligations to update forward-looking statements contained in this news release or in the above referenced 2005 Annual Report, whether as a result of new information, future events or otherwise.

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